Exhibit 99.5

Our Summary Historical Consolidated Financial Data

The following table below shows our summary historical consolidated financial data as of and for the years ended June 30, 2008, 2009 and 2010 and as of and for the three months ended September 30, 2009 and 2010 and for the twelve months ended September 30, 2010. The summary historical consolidated financial data for the years ended June 30, 2008, 2009 and 2010 are derived from our audited financial statements incorporated by reference into this offering memorandum. The summary historical consolidated financial data as of and for the three months ended September 30, 2009 and 2010 and the twelve months ended September 30, 2010 are derived from our unaudited financial statements incorporated by reference into this offering memorandum. Results of operations that were achieved for the three months ended September 30, 2009 and 2010 are not necessarily indicative of the results of operations for the entire year or any future period.

The information in the tables below does not give effect to the Exxon acquisition. The summary historical consolidated financial data should be read in conjunction with our audited and unaudited consolidated financial statements and related notes included in our Parent’s Current Reports on Form 8-K filed on September 23, 2009, December 2, 2009, November 8, 2010 and November 18, 2010, as well as our Parent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and our Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

				Three Months Ended		Twelve Months Ended
	Year Ended June 30,			September 30,		September 30,
	2008	2009	2010	2009	2010	2010
				(Unaudited)		(Unaudited)
	(In thousands)

Revenues
Crude oil sales	$394,661	$292,763	$387,935	$66,293	$115,830	$437,472
Natural gas sales	240,447	141,067	110,996	18,614	28,170	120,552
Total Revenues	635,108	433,830	498,931	84,907	144,000	558,024
Costs and Expenses
Lease operating expense and production taxes	150,546	127,600	146,829	26,700	44,868	164,997
Impairment of oil and gas properties	—	576,996	—	—	—	—
Depreciation, depletion and amortization	300,033	214,641	179,040	34,698	53,441	197,783
Accretion of asset retirement obligations	8,167	14,635	23,487	5,146	5,974	24,315
General and administrative expense	22,533	21,171	45,915	7,313	17,648	56,250
Loss (gain) on derivative financial instruments	7,227	(10,147)	(4,739)	(6,279)	(1,138)	402
Total Costs and Expenses	488,506	944,896	390,532	67,578	120,793	443,747
Operating Income (Loss)	146,602	(511,066)	108,399	17,329	23,207	114,277
Other Income (Expense)
Interest income	1,286	872	26,938	138	10	26,810
Interest expense	(101,655)	(94,019)	(92,838)	(24,101)	(21,466)	(90,203)
Total Other Income (Expense)	(100,369)	(93,147)	(65,900)	(23,963)	(21,456)	(63,393)
Income (Loss) Before Income Taxes	46,233	(604,213)	42,499	(6,634)	1,751	50,884
Income Tax Expense (Benefit)	16,255	(50,006)	5,918	6,556	—	(638)
Net Income (Loss)	$29,978	$(554,207)	$36,581	$(13,190)	$1,751	$51,522
EBITDA(1)	$446,635	$280,571	$287,439	$52,027	$76,648	$312,060

(1)
We define EBITDA as earnings before interest, taxes, depreciation, depletion and amortization and impairment. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Although not prescribed under GAAP, we believe the presentation of EBITDA is relevant and useful because it helps our investors to understand our operating performance and makes it easier to compare our results with other companies that have different financing and capital structures or tax rates. EBITDA should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA measures reported by other companies. In addition, EBITDA does not represent funds available for discretionary use.

The following table presents a reconciliation of our consolidated net income to our consolidated EBITDA for the periods presented:

				Three Months Ended		Twelve Months Ended
	Year Ended June 30,			September 30,		September 30,
	2008	2009	2010	2009	2010	2010
				(Unaudited)		(Unaudited)
	(In thousands)

Net income (loss)	$29,978	$(554,207)	$36,581	$(13,190)	$1,751	$51,522
Income tax expense (benefit)	16,255	(50,006)	5,918	6,556	—	(638)
Interest expense – net	100,369	93,147	65,900	23,963	21,456	63,393
Depreciation, depletion, amortization and impairment	300,033	791,637	179,040	34,698	53,441	197,783
EBITDA	$446,635	$280,571	$287,439	$52,027	$76,648	$312,060

	June 30,			September 30,
	2008	2009	2010	2009	2010
				(Unaudited)
	(In thousands)
Balance Sheet Data:
Cash and Cash Equivalents	$2,664	$79,620	$6,416	$97,865	$6,074
Working Capital (Deficit)(1)	(190,139)	(6,969)	(31,453)	13,607	(79,024)
Oil and Gas Properties – Net	1,561,276	1,102,596	1,378,222	1,040,188	1,388,863
Total Assets	1,869,997	1,306,301	1,542,728	1,302,960	1,534,704
Long-term Debt Including Current Maturities	951,697	988,382	773,803	983,720	752,126
Total Liabilities	1,658,357	1,259,727	1,057,832	1,284,580	1,069,255
Stockholders’ Equity	211,640	46,574	484,896	18,380	465,449

(1)	Working capital is defined as current assets minus current liabilities.

	June 30,			Three Months Ended September 30,
	2008	2009	2010	2009	2010
				(Unaudited)
	(In thousands)
Cash Flow Data:
Net Cash Flows Provided by Operating Activities	$403,007	$240,809	$97,710	$28,356	$92,571
Net Cash Flows Used in Investing Activities	(383,161)	(261,304)	(109,905)	(2,490)	(63,031)
Net Cash Flows Provided by (Used in) Financing Activities	(32,447)	97,451	(61,009)	(7,621)	(29,882)